                                                                 EXHIBIT 10.1

                        SETTLEMENT AND RELEASE AGREEMENT

         This Settlement and Release Agreement (the "Agreement") is made and entered into as of August 16, 1999, by and between Numex Corporation, a Delaware corporation (the "Company"), and Jeffrey A. Stern, an individual ("Stern"), on the one hand; and Jack I. Salzberg, an individual ("Jack Salzberg"), and Isaac
S. Salzberg, an individual ("Isaac. Salzberg"), on the other hand; with reference to the following:

         A. Jack Salzberg is currently a director of the Company and the Company's Chairman pursuant to that certain Employment Agreement, dated as of April 12, 1999, between the Company and Jack Salzberg (the "Employment Agreement").

         B. Isaac Salzberg currently holds the positions of Secretary and a director with the Company.

         C. Stern, Jack Salzberg and Isaac Salzberg are stockholders of the Company and have entered entered into that certain Stockholders Agreement, dated as of April 12, 1999, by and among the Company, Stern, Jack Salzberg and Isaac Salzberg, to provide for the orderly management of the Company.

         D. Jack Salzberg and Isaac Salzberg and the Company have agreed that Jack Salzberg and Isaac Salzberg shall resign all positions they each respectively hold with the Company and the Employment Agreement shall be terminated, effective as of the date hereof.

         E. The Company, Stern, Jack Salzberg and Isaac Salzberg have agreed that the Stockholders Agreement shall be terminated, effective as of the date hereof.

         F. Jack Salzberg and Isaac Salzberg and the Company desire to resolve
(i) any claims or potential claims Jack Salzberg and Isaac Salzberg may have against the Company, and (ii) any claims or potential claims the Company may have against Jack Salzberg and Isaac Salzberg.

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. TERMINATION OF EMPLOYMENT. The Employment Agreement and the employment of Jack Salzberg under the Employment Agreement is hereby terminated in all respects and shall be of no further force or effect.

         2. RESIGNATION. Upon execution hereof, Jack Salzberg and Isaac Salzberg shall each sign and submit to the Company the form of resignation attached hereto as Exhibit A.

         3. TERMINATION OF STOCKHOLDERS AGREEMENT. The Stockholders Agreement is hereby terminated in all respects and shall be of no further force or effect.

         4. PAYMENTS. The Company shall make the following payments (which payments aggregate $114,400) to Jack Salzberg:

         (a) $58,150 upon the execution hereof;

         (b) $6,250 on or before August 16, 1999; and

         (c) $50,000 on the earlier of: (i) November 30, 1999, or (ii) the closing of a financing for the Company with gross proceeds of an amount in excess of $2,500,000.

         5. REGISTRATION RIGHTS. The Company shall use its best efforts to ensure that the resale of (i) the common stock, par value $.10 per share, of the Company (the "Common Stock") held by Jack Salzberg individually or in his capacity as trustee, as of the date hereof, and (ii) and the Common Stock issuable upon the exercise of the stock options (the "Options") of the Company granted to Jack Salzberg on December 18, 1997, shall be included in the registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Company's Series B Preferred Stock issued in April 1999, which registration statement shall be filed as soon as reasonably practicable after the date hereof.

         6. TRANSFER OF OPTIONS. Upon satisfactory assurances to the Company (which may include an opinion of counsel acceptable to the Company) that registration under the Act and applicable state laws is not required for the transfer of the Options covered by this Section 6, the Company shall cause the transfer of the Options of the Company currently registered in the name of Jack Salzberg to Isaac Salzberg on the books and records of the Company.

         7. INDEMNIFICATION. The Company shall indemnify, defend and hold harmless and in all respects make whole Jack Salzberg and Isaac Salzberg from and against any and all claims, demands, liabilities, damages, judgments and payments, including reasonable attorney fees ("Losses"), which may be incurred or suffered by Jack Salzberg or Isaac Salzberg or to which either one of them may be subject, which may arise out of or result from their acting in the capacities of officers and/or directors of the Company, for the period commencing April 12, 1999 and ending as of the date hereof. Such indemnification shall include, but is not limited to, any Losses suffered as a result of the Company's Form 10-KSB as filed with the Securities and Exchange Commission on July 13, 1999.

         8. RELEASE BY JACK SALZBERG AND ISAAC SALZBERG.

         (a) Excepting obligations of the Company under this Agreement, Jack Salzberg and Isaac Salzberg, for themselves and their respective successors and assigns, do hereby unconditionally release and forever discharge the Company and each of its subsidiaries, parents, affiliates and related entities and each of their respective directors, officers, shareholders, partners, limited partners, members, managers, supervisors, employees, administrators, attorneys and agents (collectively, "Company Releasees") from all rights, claims, actions and suits of all kinds and descriptions whatsoever (collectively, "Claims"), whether known or unknown, that Jack Salzberg or Isaac Salzberg may have against Company Releasees arising prior to the date hereof.

         (b) Jack Salzberg and Isaac Salsberg agree that the releases contained in Section 8(a) include all Claims of every kind and nature, past or present, known or unknown, suspected or unsuspected, which Jack Salzberg or Isaac Salzberg now has against any Company Releasee and that Jack Salzberg and Isaac Salzberg further expressly waive any and all rights, to the fullest possible extent, that he may have under Section 1542 of the California Civil Code, which provides:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have naturally affected his settlement with the debtor."

         (c) The filing or bringing by Jack Salzberg or Isaac Salzberg of any claim, demand, obligation or cause of action against any Company Releasee hereunder in connection with any matter released hereunder shall constitute a breach of this Agreement.

         9. RELEASE BY THE COMPANY.

         (a) Excepting obligations of Jack Salzberg and Isaac Salzberg under this Agreement, the Company on its own behalf and on behalf of its successors and assigns, parents, affiliates and related entities and each of their respective directors, officers, shareholders, partners, limited partners, members, managers, supervisors, employees, administrators, attorneys and agents, hereby releases Jack Salzberg and Isaac Salzberg and their dependents, heirs, executors, successors and assigns ("Salzberg Releasees"), from all Claims whether known or unknown, that the Company may have against Jack Salzberg and Isaac Salzberg arising prior to the date hereof.

         (b) The Company agrees that the releases contained in Section 9(a) include all Claims of every kind and nature, past or present, known or unknown, suspected or unsuspected, which the Company now has against any Salzberg Releasee and that the Company further expressly waives any and all rights, to the fullest possible extent, that it may have under Section 1542 of the California Civil Code, which provides:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have naturally affected his settlement with the debtor."

         (c) The filing or bringing by the Company of any claim, demand, obligation or cause of action against any Salzberg Releasee hereunder in connection with any matter released hereunder shall constitute a breach of this Agreement.

         10. ABSENCE OF ASSIGNMENT. Each of Jack Salzberg, Isaac Salzberg and the Company represents and warrants that he or it has not in any way heretofore transferred by agreement, operation of law or otherwise any Claim against any Company Releasee or Salzberg Releasee, as the case may be, which is to be released hereunder.

         11. ACKNOWLEDGEMENT. Jack Salzberg and Isaac Salzberg and the Company acknowledge that neither this Agreement nor anything contained herein shall be admissible in any proceeding as evidence of or an admission by the Company, Jack Salzberg, Isaac Salzberg any other Company Releasee or any other Salzberg Releasee of any wrongdoing or violation of its respective policies and procedures, or of any law or regulation. Notwithstanding the foregoing, this Agreement may be introduced into a proceeding solely for the purpose of enforcing this Agreement.

         12. CONFIDENTIALITY. Jack Salzberg, Isaac Salzberg, Stern and the Company each hereby covenant and agree to keep all of the terms and conditions of this Agreement confidential except as required by any federal, state or local law, and to cause their respective dependents, heirs, executors, successors, assigns, agents, representatives and attorneys, as applicable, to maintain the confidentiality thereof.

         13. NO ADMISSION. Jack Salzberg and Isaac Salzberg acknowledge and agree that this Agreement is not to be construed as an admission by the Company of any liability whatsoever. The Company acknowledges and agrees that this Agreement is not to be construed as an admission by Jack Salzberg or Isaac Salzberg of any liability whatsoever.

         14. NOTICES. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class registered mail, return receipt requested, or by commercial courier or delivery service, or by facsimile, addressed to the parties at the addresses set forth below (or at such other address as any party may specify by notice to all other parties given as aforesaid):

                           (a)      if to the Company or Stern, to:

                                    Numex Corporation
                                    11111 Santa Monica Blvd., Suite 210
                                    Los Angeles, California  90025
                                    Attention: Jeffrey A. Stern


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

                                    With a copy to:

                                    Loeb & Loeb LLP
                                    1000 Wilshire Blvd., Suite 1800
                                    Los Angeles, California 90017
                                    Attention: David L. Ficksman, Esq.


                           (b)      if to Jack Salzberg to:

                                    120 S. Palm Drive, #402
                                    Beverly Hills, California 90212

                                    With a copy to:

                                    Richman, Lawrence, Mann, Chizever & Phillips
                                    9601 Wilshire Blvd., Penthouse
                                    Beverly Hills, California 90210
                                    Attention: Jerry S. Phillips, Esq.

                           (c)      if to Isaac Salzberg to:

                                    433 N. June Street
                                    Los Angeles, California 90004

         15. FURTHER ASSURANCES. The parties to this Agreement shall, from time to time, promptly execute and deliver such further instruments, documents and papers and perform such further acts as may be necessary to carry out and effect the terms of this Agreement.

         16. SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective assignors, predecessors in interest, successors, assigns, heirs and personal representatives. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

         17. ATTORNEYS' FEES. Should any party to this Agreement institute any action or proceeding (including, without limitation, any arbitration proceeding) to enforce any provision hereof, or for damages by reason of any alleged breach of any provision of this Agreement, or for a declaration of such party's rights or obligations hereunder, or for any other judicial remedy, the prevailing party shall recover from the losing party all attorneys' fees, costs and expenses actually paid by the prevailing party to its attorneys for the services rendered the party prevailing in any such action or proceeding.

         18. WAIVER; AMENDMENT. No provision in this Agreement may be waived unless in writing signed by all parties to this Agreement. Waiver of any one provision shall not be deemed to be a waiver of any other provision. This Agreement may be modified or amended only by a written agreement executed by all of the parties to this Agreement.

         19. SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, the remaining provisions, and any partially invalid or unenforceable provisions, to the extent valid and enforceable, shall nevertheless be binding and valid and enforceable. Notwithstanding the foregoing severability provision, the parties reserve the right to rescind this Agreement in the event that a court of competent jurisdiction holds that a provision of this Agreement is unenforceable, in whole or in part, provided that such unenforceability constitutes a material failure of consideration for the parties to this Agreement entering into this Agreement.

         20. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous oral and written agreements and understandings with respect to such subject matter. No party may rely on any representation, warranty, condition, understanding or agreement of any kind with respect to the subject matter hereof other than those contained herein.

         21. GOVERNING LAW; VENUE. This Agreement shall be construed in accordance with the internal laws of the State of California, without regard to the conflicts of laws principles thereof. Any and all legal proceedings to enforce this Agreement shall be brought in the state or federal courts sitting in Los Angeles, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

         22. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which, together, shall be deemed to constitute a single document.

         23. CONSTRUCTION. When necessary herein, all terms used in the singular shall apply to the plural, and vice versa; the present tense shall include the past and future tense, and vice versa; and the masculine shall include the feminine and the neuter, and vice versa. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           NUMEX CORPORATION,
                                           a Delaware corporation


                                           By: /s/ Jeffrey A. Stern
                                               --------------------
                                           Its: President
                                               --------------------


                                               /s/ Jeffrey A. Stern
                                               --------------------
                                                   JEFFREY A. STERN


                                               /s/ Jack I. Salzberg
                                               --------------------
                                                   JACK I. SALZBERG


                                               /s/ Isaac S. Salzberg
                                               ---------------------
                                                   ISAAC S. SALZBERG

                                                         EXHIBIT A







                                                                  , 1999




To the Board of Directors of
Numex Corporation


         I hereby resign all positions with Numex Corporation effective as of the date hereof.







                                   ----------------------------------
                                   Jack I. Salzberg/Isaac S. Salzberg


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